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                                                                     EXHIBIT 4.9

                    RESTATED SECURITY AND GUARANTEE AGREEMENT

          RESTATED SECURITY AND GUARANTEE AGREEMENT dated as of July 25, 2002, between SOLUTIA INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto or that become "Subsidiary Guarantors" hereunder pursuant to Section 7.11 after the date hereof (individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company, individually a "SECURING PARTY" and, collectively, the "SECURING PARTIES"); and Citibank, N.A., as collateral agent under the Non-Sharing Intercreditor Agreement referred to below (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT").

          The Company, certain lenders (the "SOLUTIA LENDERS") and Citibank, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the "SOLUTIA ADMINISTRATIVE AGENT") are parties to a Second Amended and Restated Credit Agreement dated as of July 25, 2002 (as modified and supplemented and in effect from time to time, the "SOLUTIA CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said lenders to the Company and the other borrowers referred to therein in an aggregate principal or face amount not exceeding $600,000,000. In addition, the Company may from time to time be obligated to various of the Solutia Lenders (or their affiliates) in respect of one or more hedging agreements permitted under Section 6.02(g)(v) of the Solutia Credit Agreement.

          Astaris LLC, a limited liability company organized under the laws of Delaware ("ASTARIS"), certain lenders (the "ASTARIS LENDERS") and Bank of America, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the "ASTARIS ADMINISTRATIVE AGENT" and, together with the Solutia Administrative Agent, the "ADMINISTRATIVE AGENTS") are parties to a Credit Agreement dated as of September 14, 2000 (as modified and supplemented and in effect from time to time, the "ASTARIS CREDIT AGREEMENT" and, together with the Solutia Credit Agreement, the "CREDIT AGREEMENTS"), providing, subject to the terms and conditions thereof, for loans to be made by said banks to Astaris in an aggregate principal amount not exceeding $275,000,000. The obligations of Astaris under the Astaris Credit Agreement have been partially guaranteed by the Company pursuant to a Guaranty Agreement dated as of September 14, 2000 (as modified and supplemented and in effect from time to time, the "ASTARIS GUARANTY AGREEMENT") by the Company in favor of Astaris LLC and in favor of the Astaris Lenders and the Astaris Administrative Agent.

          The Company, State Street Bank and Trust Company, as trustee (in such capacity, together with its successors in such capacity, the "CO-GEN TRUSTEE"), certain financial institutions named as purchasers therein (collectively, the "CO-GEN PURCHASERS") and Citibank, N.A., as agent for the Co-gen Purchasers (in such capacity, together with its successors in such capacity, the "CO-GEN AGENT"), are parties to an Amended and Restated Participation Agreement dated as of April 24, 1998 (as modified and supplemented and in effect from time to time, the "CO-GEN PARTICIPATION AGREEMENT"), providing, subject to the terms and conditions thereof, for loans and investments to be made by the Co-gen Purchasers to the Co-gen Trustee in an aggregate principal amount not exceeding $33,000,000. The obligations of the Co-gen Trustee under the


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Co-gen Participation Agreement have been guaranteed by the Company pursuant to an Amended and Restated Instrument Guaranty dated as of April 24, 1998 (as modified and supplemented and in effect from time to time, the "CO-GEN GUARANTY AGREEMENT") by the Company in favor of the Co-gen Trustee and the Co-gen Purchasers. In addition, the Co-gen Trustee, as lessor, and the Company, as lessee, are party to an Amended and Restated Lease dated as of April 24, 1998 (as modified and supplemented and in effect from time to time, the "CO-GEN LEASE") pursuant to which the Company agrees to make certain rent payments to the Co-gen Trustee in consideration of the lease of the co-generation facility referred to therein, which rent payments service the loans and investments made by the Co-gen Purchasers.

          In addition, certain of the Solutia Lenders may have issued letters of credit for the account of the Company or a Subsidiary, or may in the future issue letters of credit for the account of the Company, which are or will be identified in the below-referenced Non-Sharing Intercreditor Agreement as "Designated Letters of Credit" which are entitled to the benefits of this Agreement. It is contemplated that, in connection herewith, such Solutia Lenders will execute and deliver a Letter of Credit Override Agreement (the "LETTER OF CREDIT OVERRIDE AGREEMENT") providing for certain common terms to be applicable to such letters of credit.

          In connection with the agreements described above, the Securing Parties, each Administrative Agent, the Co-gen Agent and the Collateral Agent have entered into a Restated Intercreditor and Collateral Agency Agreement dated as of July [___], 2002 (as modified and supplemented and in effect from time to time, the "NON-SHARING INTERCREDITOR AGREEMENT"), providing for the continuing appointment of the Collateral Agent and for certain other matters relating to the collateral security for the obligations of the Securing Parties hereunder and under certain other agreements.

          In connection with the transactions described above, the Company, the Subsidiary Guarantors and Citibank, N.A., as collateral agent, have also entered into a Security and Guarantee Agreement dated as of November 15, 2001 (the "EXISTING SECURITY AND GUARANTEE AGREEMENT").

          To induce the Solutia Lenders to enter into the Solutia Credit Agreement as described above and to continue to extend credit under the Solutia Credit Agreement, to induce the Astaris Lenders to enter into an Amendment No. 3 to the Astaris Credit Agreement and to continue to extend credit under the Astaris Credit Agreement, to induce the Co-gen Purchasers to continue to extend credit and make investments under the Co-gen Participation Agreement and to induce the Solutia Lenders to extend credit in respect of Designated Letters of Credit and hedging agreements, the Subsidiary Guarantors wish to continue their guarantee (pursuant to the Existing Security and Guarantee Agreement) of the obligations of the Company under the Solutia Credit Agreement and the Astaris Guaranty Agreement, the Co-gen Guaranty Agreement, the Co-gen Lease and in respect of the Designated Letters of Credit and the Hedging Obligations (as hereinafter defined), and the Securing Parties wish to similarly continue their liens (pursuant to the Existing Security and Guarantee Agreement) on certain of their properties as collateral security for, INTER ALIA, such obligations and granting new liens on certain other of their properties as collateral security for, INTER ALIA, such obligations. Accordingly, the parties hereto agree that the Existing Security and Guarantee Agreement shall be amended and restated as follows:


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          Section 1. DEFINITIONS. Terms defined in the Non-Sharing Intercreditor
Agreement are used herein as defined therein.

          (a) The terms "ACCOUNTS", "INVENTORY" and "INVESTMENT PROPERTY" have the respective meanings ascribed thereto in Article 9 of the Uniform Commercial Code. The term "FINANCIAL ASSETS" shall have the meaning ascribed thereto in
Article 8 of the Uniform Commercial Code.

          (b) In addition, as used herein:

          "ADVANCE" has the meaning assigned to such term in Section 1.01 of the Solutia Credit Agreement.

          "BORROWERS" has the meaning assigned to such term in Section 1.01 of the Solutia Credit Agreement.

          "COLLATERAL" has the meaning assigned to such term in Section 4.

          "COLLATERAL ACCOUNT" has the meaning assigned to such term in Section 5.01.

          "COPYRIGHT COLLATERAL" means all material Copyrights, whether now owned or hereafter acquired by any Securing Party, including each Copyright identified in Annex 4.

          "COPYRIGHTS" means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

          "DESIGNATED LETTER OF CREDIT OBLIGATIONS" means all obligations of the Company in respect of Designated Letters of Credit, including, without limitation, any agreements, applications and other instruments entered into in connection with such Designated Letters of Credit.

          "DOCUMENT" has the meaning assigned to such term in Section 4(g).

          "DOMESTIC SUBSIDIARY" has the meaning assigned to such term in Section
     1.01 of the Solutia Credit Agreement.

          "EUROPE" means the countries of Austria, Benelux, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.

          "EXISTING MORTGAGED FACILITIES" means the facilities of the Company located in or near Decatur, Alabama, Indian Orchard, Massachusetts, Trenton, Michigan, Greenwood, South Carolina and Alvin, Texas.

          "GUARANTEED OBLIGATIONS" has the meaning ascribed thereto in
     Section 2.01.


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          "HEDGING OBLIGATIONS" means all obligations of the Company in respect of any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement entered into with any Lender (or any affiliate thereof).

          For purposes hereof, it is understood that any Hedging Obligations to a Person arising under an agreement entered into at the time such Person (or an affiliate thereof) is a "Lender" party to the Solutia Credit Agreement shall nevertheless continue to constitute Hedging Obligations for purposes hereof, notwithstanding that such Person (or its affiliate) may have assigned all of its Advances and other interests in the Solutia Credit Agreement and, at the time a claim is to be made in respect of such Hedging Obligations, such Person (or its affiliate) is no longer a "Lender" party to the Solutia Credit Agreement.

          "INSTRUMENTS" has the meaning assigned to such term in Section 4(d).

          "INTELLECTUAL PROPERTY" means collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) to the extent used in connection with production at the Mortgaged Facilities, all inventions, processes, software, production methods, proprietary information, know-how and trade secrets with respect to any of the foregoing; (b) all licenses or user or other agreements granted to any Securing Party with respect to any of the foregoing, including software licenses, in each case whether now or hereafter owned or used including the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Annex 7 and (c) to the extent used in connection with production at the Mortgaged Facilities, all information, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs with respect to any of the foregoing.

          "ISSUERS" means, collectively, (a) the respective corporations, partnerships or other entities identified under the names of the Securing Parties on Annex 3 under the caption "Issuer" and (b) any other entity that shall at any time be a Subsidiary Guarantor that is not a Restricted Subsidiary.

          "MAKE-WHOLE OBLIGATIONS" means all obligations of the Company under the Astaris Guaranty Agreement as in effect on the date hereof and without giving effect to any amendments or supplements made to the Astaris Guaranty Agreement after the date hereof.

          "MARTINSVILLE FACILITY" means the production facility of CPFilms Inc. located in or near Martinsville, Virginia.

          "MORTGAGED FACILITIES" means the Existing Mortgaged Facilities and the New Mortgaged Facilities.


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          "NEW MORTGAGED FACILITIES" means the Martinsville Facility and the
     Pensacola Facility.

          "PATENT COLLATERAL" means all material Patents used in connection with production at the Mortgaged Facilities, whether now owned or hereafter acquired by any Securing Party, including each Patent identified in Annex 5.

          "PATENTS" means to the extent used, registered or applied for in the United States of America or Europe all patents, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof.

          "PLEDGED DEBT" means any Debt (as defined in the Solutia Credit Agreement) of any Domestic Subsidiary (other than a Restricted Subsidiary) held by any Securing Party.

          "PLEDGED STOCK" has the meaning assigned to such term in Section 4(a).

          "PENSACOLA FACILITY" means the manufacturing facility of the Company located in or near Pensacola, Florida.

          "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit or time deposits issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (b) of this definition; and (d) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

          "RESTRICTED ISSUERS" means, collectively, Monchem International, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware, Solutia Europe and Solutia UK Holdings Ltd., a corporation organized under the laws of England and Wales.


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          "RESTRICTED SUBSIDIARY" has the meaning assigned to such term in the
     Existing Notes Indentures, in each case as in effect on the date hereof and without giving effect to any modifications or supplements after the date hereof.

          "SECURED OBLIGATIONS" means, collectively, (a) in the case of the Company, the Solutia Credit Agreement Obligations, the Make-Whole Obligations, the Synthetic Lease Obligations, the Designated Letter of Credit Obligations, the Hedging Obligations and any Term Loan Facility Obligations, (b) in the case of the Subsidiary Guarantors, the obligations of the Subsidiary Guarantors in respect of the Guaranteed Obligations pursuant to Section 2.01 and (c) in the case of all Securing Parties, all present and future obligations of the Securing Parties to the Secured Parties, or any of them, hereunder.

          "SECURED PARTIES" means, collectively, the Collateral Agent, the Co-gen Agent, the Co-gen Purchasers, the Solutia Lenders, the Astaris Lenders, the Administrative Agents and the Term Loan Facility Lenders (and, in respect of any Hedging Obligations, any affiliate of a Solutia Lender that shall have entered into the respective hedging agreement giving rise to such Hedging Obligations).

          "SOLUTIA CREDIT AGREEMENT OBLIGATIONS" means the principal and interest on the Advances made by the Solutia Lenders to the Borrowers and all other amounts from time to time owing to the Solutia Lenders or the Administrative Agent by the Borrowers under the Loan Documents under and as defined in the Solutia Credit Agreement.

          "SOLUTIA EUROPE" means Solutia Europe S.A./N.V., a corporation organized under the laws of Belgium.

          "STOCK COLLATERAL" has the meaning assigned to such term in
     Section 4(a)(ii).

          "SYNTHETIC LEASE OBLIGATIONS" means all obligations of the Company under the Co-gen Guaranty Agreement, the Co-gen Lease and the other Operative Documents (as defined in the Co-gen Participation Agreement); PROVIDED that if such obligations exceed $33,000,000, then only the portion of such obligations that do not exceed $33,000,000, together with interest thereon at the rate specified in the Co-gen Participation Agreement, shall be deemed to be "Synthetic Lease Obligations".

          "TERM LOAN FACILITY" means any term loan facility satisfying the conditions set forth in Section 6.02(f)(x) of the Solutia Credit Agreement and designated by the Company at the time of such incurrence as a "Secured Obligation" hereunder.

          "TERM LOAN FACILITY LENDERS" means the lenders from time to time holding any Term Loan Facility Obligations.

          "TERM LOAN FACILITY OBLIGATIONS" means any Debt incurred by the Company under a Term Loan Facility.

          "TRADEMARK COLLATERAL" means all material Trademarks, whether now owned or hereafter acquired by any Securing Party, including each Trademark identified in


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     Annex 6. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

          "TRADEMARKS" means, to the extent used, registered or applied for in the United States of America or Europe, all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the United States of America and Europe, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          Section 2. THE GUARANTEE.

          2.01 THE GUARANTEE. The Subsidiary Guarantors hereby jointly and severally guarantee to each Solutia Lender (and, in respect of any Hedging Obligations, any affiliate of a Solutia Lender that shall have entered into the respective hedging agreement giving rise to such Hedging Obligations), each Astaris Lender, each Administrative Agent, each Co-gen Purchaser and the Co-gen Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Solutia Credit Agreement Obligations, the Make-Whole Obligations, the Synthetic Lease Obligations, the Designated Letter of Credit Obligations and the Hedging Obligations, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Subsidiary Guarantors hereby further jointly and severally agree that if any Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          2.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Subsidiary Guarantors under Section 2.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Solutia Credit Agreement, the Astaris Guaranty Agreement, the Co-gen Guaranty Agreement, the Co-gen Lease, the Co-gen Participation Agreement, the Designated Letters of Credit or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 2.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the


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foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of the Solutia Credit Agreement, the Astaris Guaranty Agreement, the Co-gen Guaranty Agreement, the Co-gen Lease, the Co-gen Participation Agreement, the Designated Letters of Credit or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under or in respect of the Solutia Credit Agreement, the Astaris Guaranty Agreement, the Co-gen Guaranty Agreement, the Co-gen Lease, the Co-gen Participation Agreement, the Designated Letters of Credit or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Collateral Agent or any other Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Collateral Agent, either Administrative Agent, any Solutia Lender, any Astaris Lender, any Co-gen Purchaser or the Co-gen Agent exhaust any right, power or remedy or proceed against any Borrower under or in respect of the Solutia Credit Agreement, the Astaris Guaranty Agreement, the Co-gen Guaranty Agreement, the Co-gen Lease, the Co-gen Participation Agreement, the Designated Letters of Credit or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          2.03 REINSTATEMENT. The obligations of the Subsidiary Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify each Administrative Agent, each Solutia Lender, each Astaris Lender, each Co-gen Purchaser and the Co-gen Agent on demand for all reasonable costs and expenses (including fees of counsel) incurred by such Administrative Agent, such Lender, such Co-gen Purchaser or the Co-gen Agent in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.


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          2.04 SUBROGATION. Until payment in full of all Guaranteed Obligations, each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 2.

          2.05 REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Solutia Lenders, the obligations of any Borrower under the Solutia Credit Agreement may be declared to be forthwith due and payable as provided in Article VII of the Solutia Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 2.01.

          2.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Solutia Lender or Astaris Lender, any Administrative Agent, any Co-gen Purchaser or the Co-gen Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion action under New York CPLR Section 3213. In addition, each Subsidiary Guarantor hereby agrees that in the event it shall fail to pay in full any amount owing by it hereunder on the date upon which the same shall become due (whether upon demand or otherwise), it shall be obligated to pay interest at a rate per annum equal to that specified in Section 2.07(b) of the Solutia Credit Agreement in respect of such amount for each day during the period from and including the due date thereof to but excluding the date the same shall be paid in full, such interest to be payable upon demand of such Administrative Agent or the Co-gen Agent.

          2.07 CONTINUING GUARANTEE. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          2.08 RIGHTS OF CONTRIBUTION. The Company and the Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, the Company and each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of the Company and a Subsidiary Guarantor to any Excess Funding Guarantor under this
Section 2.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of the Company and such Subsidiary Guarantor under the other provisions of this Section 2 and such Excess Funding Guarantor shall


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not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 2.08, (i) "EXCESS FUNDING GUARANTOR" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "EXCESS PAYMENT" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock or other equity interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Company and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Securing Parties hereunder) of the Company and all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and
(B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          2.09 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 2.01 would otherwise, taking into account the provisions of Section 2.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Administrative Agent, any Solutia Lender, any Astaris Lender, any Co-gen Purchaser, the Co-gen Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          Section 3. REPRESENTATIONS AND WARRANTIES. Each Securing Party represents and warrants to the Secured Parties that:

          (a) TITLE AND PRIORITY. Such Securing Party is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 4 and no Lien exists or will exist upon such Collateral at any time, except for Liens permitted under Section 6.02(a) of the Solutia Credit Agreement and except for such security interest in favor of the Collateral Agent for the benefit of the Secured Parties created pursuant hereto. The security interest created pursuant hereto constitutes a valid and perfected security interest in the Collateral in which such Securing Party purports to grant a security interest pursuant to Section 4, subject to no equal or prior Lien except as expressly permitted by said
     Section 6.02(a) of the Solutia Credit Agreement.


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

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                                     - 11 -

          (b) NAMES, ETC. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Securing Party as of the date hereof are correctly set forth in Annex 1. Annex 1 correctly specifies (x) the place of business of each Securing Party or, if such Securing Party has more than one place of business, the location of the chief executive office of such Securing Party, and (y) each location of the Securing Parties where in excess of $5,000,000 of Inventory as of March 31, 2002 of the Securing Parties is located.

          (c) CHANGES IN CIRCUMSTANCES. Such Securing Party has not (i) within the period of four months prior to the date hereof, changed its "location" (as defined in Section 9-307 of the Uniform Commercial Code), (ii) except as specified in Annex 1, heretofore changed its name, or (iii) except as specified in Annex 2, heretofore become a "new debtor" (as defined in Section 9-102(a)(56) of the Uniform Commercial Code) with respect to a currently effective security agreement previously entered into by any other Person.

          (d) PLEDGED STOCK. The Pledged Stock, if any, identified under the name of such Securing Party in Annex 3 is, and all other Pledged Stock in which such Securing Party shall hereafter grant a security interest pursuant to Section 4 will be, duly authorized, validly issued, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter, by-laws or other organizational document of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any restriction contained herein or under such organizational documents).

          (e) OWNERSHIP OF PLEDGED STOCK. The Pledged Stock, if any, identified under the name of such Securing Party in Annex 3 constitutes (i) in the case of each Issuer other than a Restricted Issuer, 100% of all the issued and outstanding shares of capital stock of whatever class of such Issuer beneficially owned by such Securing Party on the date hereof (whether or not registered in the name of such Securing Party) and (ii) in the case of each Restricted Issuer, 65% of the issued and outstanding shares of voting stock of such Restricted Issuer (it being understood that, in the case of Solutia Europe, shares of treasury stock or stock of Solutia Europe held by Solutia Europe shall not be deemed to be outstanding) and 100% of all other issued and outstanding shares of capital stock of whatever class of such Restricted Issuer beneficially owned by such Securing Party on the date hereof (whether or not registered in the name of such Securing Party); Annex 3 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock and the respective class and par value of the shares constituting such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

          (f) FAIR LABOR STANDARDS ACT. Any goods now or hereafter produced by such Securing Party or any of its Subsidiaries in the United States of America included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

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                                     - 12 -

          (g) INTELLECTUAL PROPERTY. Annexes 4, 5, and 6, respectively, set forth under the name of such Securing Party a complete and correct list of all material Copyrights, material Patents and material Trademarks (in each case to the extent encompassed within the definition of "Intellectual Property" in Section 1(b) hereof) owned by such Securing Party on the date hereof, and all registrations listed in Annexes 4, 5, and 6, are properly issued and in full force and effect. Annex 7 sets forth under the name of such Securing Party all licenses and other user agreements pursuant to which such Securing Party has been granted the right to use any Copyrights, Patents or Trademarks owned by others and material to the business of such Securing Party (and, in the case of Patents, used in connection with production at the Mortgaged Facilities).

          To such Securing Party's knowledge, (i) except as set forth in Annex 4, 5 or 6, there is no violation by others of any right of such Securing Party with respect to any material Copyright, Patent or Trademark listed in Annexes 4, 5, and 6, respectively, under the name of such Securing Party and (ii) such Securing Party is not infringing in any material respect upon any copyright, patent or trademark of any other Person by virtue of the conduct of its business or, in the case of any such patent, use in connection with production at any of such Securing Party's facilities, as applicable; and no proceedings have been instituted or are pending against such Securing Party or, to such Securing Party's knowledge, threatened, and no claim against such Securing Party has been received by such Securing Party, alleging any such violation, except as may be set forth in Annex 7.

          As of the date hereof, such Securing Party does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

          Section 4. COLLATERAL. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Securing Party hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties as hereinafter provided, a security interest in and to all of such Securing Party's right, title and interest in the following property, whether now owned by such Securing Party or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "COLLATERAL"):

          (a) the shares of voting stock of the Issuers identified in Annex 3 under the name of such Securing Party and all other shares of capital stock of whatever class of the Issuers together with all rights, privileges, authority and power of such Issuer with respect to such shares, in each case together with the certificates, instruments and agreements, if any, evidencing the same (collectively, the "PLEDGED STOCK"), together with:

               (i) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT exchange therefor, and any subscription warrants, rights, agreements or options issued to the holders of, or otherwise in respect of, the Pledged Stock; and

               (ii) without affecting the obligations of such Securing Party under any provision prohibiting such action hereunder or under the Solutia Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Securing Party itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (ii) and clause (i) above being herein collectively called the "STOCK COLLATERAL");

     PROVIDED that, notwithstanding the foregoing, the Stock Collateral of any Restricted Issuer shall be limited to 65% of the issued and outstanding shares of voting stock of such Restricted Issuer (it being understood that, in the case of Solutia Europe, shares of treasury stock or stock of Solutia Europe held by Solutia Europe shall not be deemed to be outstanding) and 100% of all other issued and outstanding shares of capital stock of whatever class of such Issuer;

          (b) the Pledged Debt;

          (c) all Accounts and all Intellectual Property;

          (d) all instruments, chattel paper (whether tangible or electronic) or letters of credit (each as defined in the Uniform Commercial Code) of such Securing Party evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "INSTRUMENTS");

          (e) all Inventory;

          (f) each contract and other agreement of such Securing Party relating to the sale or other disposition of Inventory;

          (g) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Securing Party covering, evidencing or representing Inventory (herein collectively called "DOCUMENTS");

          (h) all rights, claims and benefits of such Securing Party against any Person arising out of, relating to or in connection with Inventory purchased by such Securing Party, including any such rights, claims or benefits against any Person storing or transporting such Inventory;

          (i) all Investment Property and Financial Assets contained in the Collateral Account;


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

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                                     - 14 -

          (j) the balance from time to time in the Collateral Account; and

          (k) all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Securing Party or any computer bureau or service company from time to time acting for such Securing Party;

PROVIDED that (i) Debt (as defined in the Existing Note Indentures), or shares of stock, of any Restricted Subsidiary (as defined in the Existing Note Indentures) owned or held by the Company or any other Restricted Subsidiary shall not be included as part of the Collateral under this Agreement and (ii) licenses and other user agreements pursuant to which any Securing Party has been granted the right to use any Copyrights, Patents or Trademarks owned by others shall be included in the Collateral only to the extent permitted under the applicable instruments pursuant to which such licenses and user agreements are created or granted.

          The Securing Parties hereto contemplate that the pledge of shares of capital stock of Solutia Europe and Solutia UK Holdings Ltd. provided above may be supplemented by one or more separate pledge agreements or confirmations or restatements (to the extent such pledge agreement has heretofore been executed) executed and delivered by the relevant Securing Parties in favor of the Collateral Agent, which pledge agreements will provide for the pledge of shares in accordance with the requirements of the law of Belgium or of England and Wales, as applicable; upon the execution and delivery of any such pledge agreement or confirmation or restatement, as applicable, (whether on the date hereof or thereafter), the provisions of such pledge agreement or confirmation or restatement, as applicable, shall supersede in their entirety the provisions of this Agreement with respect to the shares of capital stock of Solutia Europe or Solutia UK Holdings Ltd. pledged by such Securing Party hereunder.

          Section 5. CASH PROCEEDS OF COLLATERAL.

          5.01 COLLATERAL ACCOUNT. The Collateral Agent will cause to be established at a banking institution to be selected by the Collateral Agent one or more cash collateral accounts (collectively, the "COLLATERAL ACCOUNT"), which

          (i) to the extent of all Investment Property or Financial Assets (other than cash) shall be a "securities account" (as defined in Section 8-501 of the Uniform Commercial Code) in respect of which the Collateral Agent shall be the "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code) and

          (ii) to the extent of any cash, shall be a deposit account in respect of which the Collateral Agent is the customer (as contemplated by Section 9-104(a)(3) of the Uniform Commercial Code) and

into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) that the Collateral Agent requests pursuant to Section 5.02 be delivered hereunder and into which a Securing Party may from time to time


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

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                                     - 15 -

deposit any additional amounts that any of them wishes to pledge to the Collateral Agent for the benefit of the Secured Parties as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. If at any time following request by the Collateral Agent pursuant to Section 5.02 no Event of Default shall be continuing, the Collateral Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the respective Securing Party as such Securing Party through the Company shall from time to time instruct, PROVIDED that at any time during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Majority Solutia Lenders, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of any Secured Obligation then due and payable in the manner specified in Section 6.09. In addition, the Company may at any time request that the balance from time to time standing to the credit of the Collateral Account be applied to the payment of any Secured Obligations then due and payable in the manner specified in
Section 6.09. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

          Notwithstanding anything herein to the contrary (i) amounts deposited in the Collateral Account pursuant to Section 6.01(n) of the Solutia Credit Agreement shall be subject to release by the Collateral Agent as provided therein and (ii) upon the direction of the Solutia Administrative Agent, the Collateral Agent shall release funds from the Collateral Account to the Company or its Subsidiaries in accordance with such Section.

          5.02 PROCEEDS OF ACCOUNTS AND PLEDGED DEBT. If requested by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Securing Party shall instruct (i) all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Collateral Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) under arrangements, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such Securing Party shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent for deposit into the Collateral Account and (ii) all Domestic Subsidiaries obligated in respect of all Pledged Debt to make all payments in respect of the Pledged Debt directly to the Collateral Agent. All payments made to the Collateral Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Securing Party agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts and Pledged Debt) shall be received by it, such Securing Party shall, upon the request of the Collateral Agent, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Securing Party for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Securing Party.


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                                     - 16 -

          5.03 INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Securing Party through the Company (or, after the occurrence and during the continuance of a Default, the Collateral Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Collateral Agent (and, if the Collateral Account is a securities account, credited to the Collateral Account), PROVIDED that at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Majority Solutia Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations then due and payable in the manner specified in Section 6.09.

          5.04 COVER FOR DESIGNATED LETTERS OF CREDIT. In the event that the Company shall be required pursuant to Section 2.10(i) of the Solutia Credit Agreement, or pursuant to Section 5.01 of the Non-Sharing Intercreditor Agreement or pursuant to the Letter of Credit Override Agreement, to provide cover for Designated Letters of Credit, such cover shall be paid in cash to the Collateral Agent and deposited by the Collateral Agent into a separate sub-account in the Collateral Account and shall constitute collateral security FIRST for the obligations of the Company in respect of the Designated Letters of Credit outstanding from time to time and SECOND as collateral security for the other Secured Obligations hereunder. Any amounts that remain in the Collateral Account at the time that all obligations of the Securing Parties in respect of Designated Letters of Credit have been paid in full, and all Designated Letters of Credit expired or terminated, shall (x) if no Event of Default shall at the time be continuing, be applied to the prepayment and/or reduction of commitments as provided in Section 2.10(i) of the Solutia Credit Agreement and (y) if an Event of Default shall at the time be continuing, be applied to the Secured Obligations in accordance with the applicable provisions of the Security Documents.

          Section 6. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 4, the Securing Parties hereby jointly and severally agree with each Secured Party as follows:

          6.01 DELIVERY AND OTHER PERFECTION. Each Securing Party shall:

          (a) if any of the shares, securities, moneys or property required to be pledged by such Securing Party under clauses (a)(i) or (a)(ii) of
     Section 4 are received by such Securing Party forthwith, either (x) transfer and deliver to the Collateral Agent such shares or securities so received by such Securing Party (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Collateral Agent shall deem reasonably necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a)(i) and (a)(ii);

          (b) deliver and pledge to the Collateral Agent any and all Instruments constituting part of the Collateral in which such Securing Party purports to grant a security interest hereunder, endorsed and/or accompanied by such instruments of


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT assignment and transfer in such form and substance as the Collateral Agent may request; PROVIDED, that so long as no Event of Default shall have occurred and be continuing, such Securing Party may retain for collection in the ordinary course any Instruments received by such Securing Party in the ordinary course of its business and the Collateral Agent shall, promptly upon request of such Securing Party through the Company, make appropriate arrangements for making any Instrument pledged by such Securing Party available to such Securing Party for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document);

          (c) deliver and pledge to the Collateral Agent any and all promissory notes or other instruments evidencing any of the Pledged Debt, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request;

          (d) give, execute, deliver, file, register and record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or other papers, and take such other action, as may be necessary or desirable (in the reasonable judgment of the Collateral Agent) to create, preserve, publish notice of, perfect, validate or preserve the priority of the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including causing any or all of the Stock Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to the respective Securing Party copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Securing Party hereunder), PROVIDED that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (h) below;

          (e) keep accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement;

          (f) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and, during the continuance of an Event of Default, permit representatives of the Collateral Agent to be present at such Securing Party's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Securing Party with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require;

          (g) execute and deliver and, subject to the execution thereof by the Collateral Agent, cause to be filed, such continuation statements, and do such other acts and things, as may be necessary to maintain the perfection of the security interest granted pursuant hereto; and


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

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                                     - 18 -

          (h) without limiting the provisions of Section 5.02 hereof, upon the occurrence and during the continuance of any Default, upon request of the Collateral Agent, promptly notify (and such Securing Party hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent.

          6.02 OTHER FINANCING STATEMENTS AND LIENS. Except as otherwise permitted in Section 6.02(a) of the Solutia Credit Agreement, without the prior written consent of the Collateral Agent, no Securing Party shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

          6.03 PRESERVATION OF RIGHTS. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          6.04 SPECIAL PROVISIONS RELATING TO CERTAIN COLLATERAL.

          (a) STOCK COLLATERAL.

          (1) PERCENTAGE PLEDGED. The Securing Parties will cause the Stock Collateral to constitute at all times (i) in the case of the Issuers other than Restricted Issuers, 100% of all the total number of shares of capital stock of each such Issuer then issued and outstanding and (ii) in the case of the Restricted Issuers, 65% of the total number of shares of the voting stock of the Restricted Issuers (it being understood that, in the case of Solutia Europe, shares of treasury stock or stock of Solutia Europe held by Solutia Europe shall not be deemed to be outstanding) and 100% of the total number of shares of all other classes of capital stock of each Restricted Issuer then issued and outstanding.

          (2) VOTING AND OTHER RIGHTS. So long as no Event of Default shall have occurred and be continuing, the Securing Parties shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Non-Sharing Intercreditor Agreement, the Solutia Credit Agreement or any other instrument or agreement referred to herein or therein, PROVIDED that the Securing Parties jointly and severally agree that they will not vote the Stock Collateral in any manner that results in a violation of the terms of this Agreement, the Non-Sharing Intercreditor Agreement, the Solutia Credit Agreement or any such other instrument or agreement; and the Collateral Agent shall execute and deliver to the Securing Parties or cause to be executed and delivered to the Securing Parties all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Securing Parties may reasonably request for the purpose of enabling the Securing Parties to exercise the rights and powers that they are entitled to exercise pursuant to this Section 6.04(a)(2).


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

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                                     - 19 -

          (3) DIVIDENDS. Unless and until an Event of Default has occurred and is continuing, the Securing Parties shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

          (4) RIGHTS FOLLOWING DEFAULT. If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Collateral Agent or any other Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under or in respect of this Agreement, the Non-Sharing Intercreditor Agreement, the Solutia Credit Agreement, the Astaris Guaranty Agreement, the Co-gen Guaranty Agreement, the Co-gen Lease, the Designated Letters or Credit or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Collateral Agent and retained by it in the Collateral Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request in writing, the Securing Parties jointly and severally agree to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end, PROVIDED that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Collateral Agent shall, upon request of the Securing Parties (except to the extent theretofore applied to the Secured Obligations), be returned by the Collateral Agent to the Securing Parties.

          (b) INTELLECTUAL PROPERTY.

          (1) For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 6.05 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Securing Party hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive right (exercisable without payment of royalty or other compensation to such Securing Party) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Securing Party, wherever the same may be located, including in such right reasonable access to all media in which any of the Intellectual Property may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          (2) Notwithstanding anything contained herein to the contrary, the Securing Parties will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Securing Parties. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing the Collateral Agent shall from time to time, upon the request of the respective Securing Party, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Securing Party through the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the right provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation, termination or expiration of the Commitments (as defined in the Solutia Credit


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

     Agreement), Letters of Credit (as so defined) and Designated Letters of Credit or earlier expiration of this Agreement or release of the Collateral, the Collateral Agent shall grant back to the Securing Parties the right granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 6.05 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Securing Parties in accordance with the first sentence of this clause (2).

          (3) The Securing Parties will furnish to the Collateral Agent from time to time (but, unless a Default (as defined in the Solutia Credit Agreement) shall have occurred and be continuing, no more frequently than semi-annually) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral as the Collateral Agent may reasonably request, all in reasonable detail; and promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any statements, schedules or reports pursuant to this clause (3), modify this Agreement by amending Annexes 4, 5 and/or 6, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement.

          6.05 EVENTS OF DEFAULT, ETC. During the period during which an Event of Default shall have occurred and be continuing:

          (a) each Securing Party shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Securing Party, designated in the Collateral Agent's request;

          (b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

          (c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Securing Party agrees to take all such action as may be appropriate to give effect to such right);

          (d) the Collateral Agent in its discretion may, in its name or in the name of any Securing Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

          (e) the Collateral Agent may, upon ten Business Days' prior written notice to the Securing Parties of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the other Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Securing Parties, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Securing Parties shall supply to the Collateral Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this
Section 6.05 shall be applied in accordance with Section 6.09.

          The Securing Parties recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Securing Parties acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Company or issuer thereof to register it for public sale.

          6.06 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 6.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Securing Parties shall remain liable for any deficiency.

          6.07 LOCATIONS; NAMES. Without at least 30 days' prior written notice to the Collateral Agent, no Securing Party shall change its "location" (as defined in Section 9-307 of


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT the Uniform Commercial Code) or change its name from the name shown as its current legal name on Annex 1.

          6.08 PRIVATE SALE. The Collateral Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.05 conducted in a commercially reasonable manner. Each Securing Party hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          6.09 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Section 6, shall be applied by the Collateral Agent in the manner set forth in Section 5.02 of the Non-Sharing Intercreditor Agreement.

          6.10 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of each Securing Party for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 6 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Securing Party representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          6.11 PERFECTION. Prior to or concurrently with the execution and delivery of this Agreement, each Securing Party shall (i) file such financing statements and other documents in such offices as the Collateral Agent may request to perfect the security interests granted by Section 4 of this Agreement, (ii) deliver to the Collateral Agent all certificates evidencing any of the Pledged Stock, accompanied by undated stock powers duly executed in blank, and, to the extent required by Section 4(b), all promissory notes and other instruments evidencing any Pledged Debt identified in Annex 8 and (iii) execute and deliver such short form assignments or security agreements relating to Collateral consisting of the Intellectual Property as the Collateral Agent may reasonably request. Without limiting the foregoing, each Securing Party consents that Uniform Commercial Code financing statements may be filed describing the Collateral as set forth in Section 4.

          6.12 TERMINATION. When all Secured Obligations shall have been paid in full and the Commitments (as defined in the Solutia Credit Agreement) shall have been cancelled or terminated, and all Letters of Credit and Designated Letters of Credit shall have been terminated or expired, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Securing Party. The Collateral Agent shall, at the expense of the Company, also execute and deliver to the respective Securing Party upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Securing Party to effect the termination and release of the Liens on the Collateral.

          6.13 FURTHER ASSURANCES. Each Securing Party agrees that, from time to time upon the written request of the Collateral Agent, such Securing Party will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

          Section 7. MISCELLANEOUS.

          7.01 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the respective parties hereto pursuant to Section 6.01 of the Non-Sharing Intercreditor Agreement. All such communications shall be deemed to have been given at the times specified in said
Section 6.01.

          7.02 NO WAIVER. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any other Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          7.03 AMENDMENTS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Securing Party and the Collateral Agent in accordance with the provisions of
Section 6.03 of the Non-Sharing Intercreditor Agreement. Any such amendment or waiver shall be binding upon the Collateral Agent, each Secured Party and each Securing Party.

          7.04 EXPENSES. The Securing Parties jointly and severally agree to reimburse each of the Collateral Agent and the other Secured Parties for all reasonable costs and expenses of the Collateral Agent and the other Secured Parties (including the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Securing Parties in respect of the Collateral that the Securing Parties have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to
Section 4.

          7.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Securing Party, the Collateral Agent, each Secured Party and each holder of any of the Secured Obligations (PROVIDED that no Securing Party shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent).

          7.06 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          7.07 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

          7.08 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          7.09 AGENTS AND ATTORNEYS-IN-FACT. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          7.10 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          7.11 ADDITIONAL SUBSIDIARY GUARANTORS. As contemplated by Section 6.01(l) of the Solutia Credit Agreement, new Domestic Subsidiaries of the Company formed or acquired by the Company after the date hereof, and any Domestic Subsidiary that ceases to be an "Immaterial Subsidiary" (as defined in the Solutia Credit Agreement), are required to become a "Subsidiary Guarantor" under this Agreement, by executing and delivering to the Collateral Agent and the Collateral Trustee a Guarantee Assumption Agreement in the form of Exhibit J to the Solutia Credit Agreement. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Subsidiary Guarantor" and a "Securing Party" for all purposes of this Agreement, and Annexes 1 through 7, inclusive, hereto shall be deemed to be supplemented in the manner specified in such Guarantee Assumption Agreement. In addition, upon execution and delivery of any such Guarantee Assumption Agreement, the new Subsidiary Guarantor makes the representations and warranties set forth in Section 3 of the Non-Sharing Intercreditor Agreement.


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Restated Security and Guarantee Agreement to be duly executed and delivered as of the day and year first above written.

                                  SOLUTIA INC.


                                  By: /s/ Kevin Wilson
                                      ------------------------------------------
                                      Name: Kevin Wilson
                                      Title: Vice President and Treasurer


                              SUBSIDIARY GUARANTORS

                                  CPFILMS INC.


                                  By: /s/ Kevin Wilson
                                      ------------------------------------------
                                      Name: Kevin Wilson
                                      Title: Attorney-in-Fact

                                  MONCHEM, INC.


                                  By: /s/ Kevin Wilson
                                      ------------------------------------------
                                      Name: Kevin Wilson
                                      Title: President

                                  MONCHEM INTERNATIONAL, INC.


                                  By: /s/ Kevin Wilson
                                      ------------------------------------------
                                      Name: Kevin Wilson
                                      Title: President


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

                                  SOLUTIA SYSTEMS, INC.


                                  By: /s/ Kevin Wilson
                                     ------------------------------------------
                                     Name: Kevin Wilson
                                     Title: President

                              COLLATERAL AGENT

                                  CITIBANK, N.A., as Collateral Agent


                                  By: /s/ James N. Simpson
                                     ------------------------------------------
                                     Name: James N. Simpson
                                     Title: Vice President


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

                                                                         ANNEX 1

                                 FILING DETAILS

------------------------------------------------------------------------------------------------------------------------------------
                     TYPE OF
                   ORGANIZATION                   ORGANIZATIONAL                   PLACE OF BUSINESS OR                   FORMER
CURRENT LEGAL     (CORPORATION,    JURISDICTION        ID                            LOCATION OF CHIEF      LOCATION       LEGAL
NAME (NO TRADE  LIMITED LIABILITY      OF            NUMBER       CURRENT MAILING       EXECUTIVE             OF          NAME(s)
    NAMES)        COMPANY, ETC.)   ORGANIZATION  (IF APPLICABLE)     ADDRESS             OFFICER             GOODS        (IF ANY)
------------------------------------------------------------------------------------------------------------------------------------
  Solutia Inc.     Corporation       Delaware       2735025      575 Maryville         575 Maryville       Alvin, TX       Queeny
                                                                 Centre Drive           Centre Drive       Cantonment,    Chemical
                                                                 St. Louis, MO         St. Louis, MO          FL          Company
                                                                     63141                 63141           Decatur, AL
                                                                                                           Foley, AL
                                                                                                           Greenwood,
                                                                                                               SC
                                                                                                          Springfield,
                                                                                                               MA
                                                                                                           St. Louis,
                                                                                                               MO
                                                                                                           Trenton, MI
------------------------------------------------------------------------------------------------------------------------------------
    Solutia        Corporation       Delaware       2976482      575 Maryville         575 Maryville           Not          None
 Systems, Inc.                                                    Centre Drive          Centre Drive       applicable
                                                                  St.Louis, MO         St. Louis, MO
                                                                     63141                 63141
------------------------------------------------------------------------------------------------------------------------------------
    Monchem        Corporation       Delaware       2735035      The Corporation       575 Maryville          Not           None
 International,                                                   Trust Company        Centre Drive        applicable
      Inc.                                                      1209 Orange Street     St. Louis, MO
                                                                 Wilmington, DE           63141
                                                                      19801

------------------------------------------------------------------------------------------------------------------------------------
 Monchem, Inc.     Corporation       Delaware       2735322      The Corporation       575 Maryville          Not           None
                                                                  Trust Company        Centre Drive        applicable
                                                                1209 Orange Street     St. Louis, MO
                                                                 Wilmington, DE           63141
                                                                     19801

------------------------------------------------------------------------------------------------------------------------------------
 CPFilms Inc.      Corporation       Delaware       0312016      4210 The Great       4210 The Great        Fieldale,    Courtaulds
                                                                     Road                  Road                VA        Performance
                                                                  Fieldale, VA          Fieldale, VA                     Films, Inc.
                                                                      24089               24089                            Martin
                                                                                                                         Processing,
                                                                                                                            Inc.
                                                                                                                             Hat
                                                                                                                        Corporation
                                                                                                                             of
                                                                                                                          America
------------------------------------------------------------------------------------------------------------------------------------


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

                                                                         ANNEX 2

                               "NEW DEBTOR" EVENTS

                                      None.


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

                                                                         ANNEX 3

                                  PLEDGED STOCK

                                  Solutia Inc.

-----------------------------------------------------------------------------------------------------------
                                                                              NUMBER OF SHARES
        ISSUER               CERTIFICATE NO(s).    REGISTERED OWNER               PLEDGED
-----------------------------------------------------------------------------------------------------------

Monchem International, Inc.          3                Solutia Inc.       6.5 shares of common stock
                                                                         with par value $1.00 each

-----------------------------------------------------------------------------------------------------------

Solutia Systems, Inc.                2                Solutia Inc.       100 shares of common stock
                                                                         with par value $0.01 each

-----------------------------------------------------------------------------------------------------------

                           Monchem International, Inc.

-----------------------------------------------------------------------------------------------------------
                                                                                    NUMBER OF SHARES
           ISSUER            CERTIFICATE NO(s).        REGISTERED OWNER                  PLEDGED
-----------------------------------------------------------------------------------------------------------
Monchem, Inc.                        3           Monchem International, Inc.    10 shares of common stock
                                                                                with par value $1.00 each

-----------------------------------------------------------------------------------------------------------

Solutia UK Holdings Ltd.             2           Monchem International, Inc.    4,602,926 ordinary shares
                                                                                of L0.01 each

-----------------------------------------------------------------------------------------------------------

Solutia Europe             No certificates, but  Monchem International, Inc.    11,870 registered shares
S.A./N.V.                  shares are numbered                                  without nominal value
                           488,321 through
                           500,190

------------------------------------------------------------------------------------------------------------


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

                                                                         ANNEX 4

                 LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS

                                    [To Come]


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

                                                                         ANNEX 5

                     LIST OF PATENTS AND PATENT APPLICATIONS

                                    [To Come]


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

                                                                         ANNEX 6

                LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
                  TRADEMARK AND SERVICE MARK REGISTRATIONS AND
            APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS

                                    [To Come]


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

                                                                         ANNEX 7

                LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

                                    [To Come]


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

                                                                         ANNEX 8

                                  PLEDGED DEBT

                       [See Definition of "Pledged Debt"]

                                      None.


                  NON-SHARING SECURITY AND GUARANTEE AGREEMENT

                          ANNEX 6 TO SECURITY AGREEMENT